Exhibit 99.1

AxoGen, Inc. Reports 46% First Quarter Revenue Growth

Quarterly Revenues Exceeds $3 Million for First Time in Company History

Gross margin expands to 77.7%

Conference call today at 4:30 pm ET

ALACHUA, FL — April 30, 2014 — AxoGen, Inc. (NASDAQ: AXGN), a leading medical technology company focused on the $1.6 billion U.S. peripheral nerve repair market, announced financial results for the first quarter ended March 31, 2014.  Revenue for the quarter grew 46% to $3.14 million compared to $2.14 million for the first quarter of 2013.

“We are pleased to see strong results from our efforts to pioneer the development of the peripheral nerve repair market.  These efforts have resulted in increased sales of our product portfolio - Avance® Nerve Graft, AxoGuard® Nerve Connector and AxoGuard® Nerve Protector — enabling us to report significant revenue growth over last year’s first quarter,” commented Karen Zaderej, President and Chief Executive Officer.   “Throughout the past year we worked hard to firmly establish and refine all aspects of our sales and marketing plan. We believe the sequential five percent revenue increase from fourth quarter 2013 to first quarter 2014 demonstrates that our efforts are effective and positions us for increased sales momentum through the remainder of the year.  The team remains acutely focused on executing our sales strategy of targeting high and medium potential accounts, selling all three AxoGen brands into these target accounts and educating surgeons.”

2014 First Quarter Financial Results

Revenue for the 2014 first quarter increased 46% to $3.14 million compared to $2.14 million for the first quarter of 2013, reflecting sales to new accounts and increased product usage by existing accounts.  Gross margin expanded to 77.7% compared to 73.9% for the first quarter of 2013.  The gross margin improvement is due to the product mix, product price increases and manufacturing efficiencies.

Total operating expenses in the first quarter were $5.4 million compared to $3.9 million for the first quarter of 2013.  The increased expenses are primarily attributable to the Company’s sales force expansion, higher commissions, marketing efforts, such as surgeon educational programs and training events, additional hires outside sales and marketing and clinical activity. Operating loss was $3.0 million compared to an operating loss of $2.3 million for the first quarter of 2013. Net loss was $4.2 million, or $0.24 per share, compared to a net loss of $3.4 million, or $0.31

per share, for the first quarter of 2013.   The weighted average common shares for the first quarter of 2014 was approximately 17.4 million shares compared to 11.1 million shares for the first quarter of 2013 as a result of the common stock offering in August 2013.

As of March 31, 2014, cash, cash equivalents and marketable securities totaled $16.8 million.

“Based on our first quarter revenue performance and continued business momentum in April, we are reaffirming that the projected 2014 revenue of $16 million is achievable while maintaining gross margins of 75%,” concluded Ms. Zaderej.

Conference Call

AxoGen will host a conference call and webcast for the investment community today, Wednesday, April 30, 2014 at 4:30 PM ET. Investors within the United States interested in participating are invited to call 877.674.2413 and reference the Participant Passcode 28930259. All other participants can use the dial-in number 1.914.495.8604, using the same Participant Passcode. To access the webcast, please visit http://ir.axogeninc.com/.  Following the conference call, a replay will be available on the AxoGen’s website at www.axogeninc.com, under ‘Investors.’

About AxoGen, Inc.

AxoGen (NASDAQ: AXGN) is a leading medical technology company dedicated to peripheral nerve repair. AxoGen’s portfolio of regenerative medicine products is available in the United States, Canada and several European countries and includes Avance® Nerve Graft, the only off-the-shelf commercially available processed nerve allograft for bridging severed nerves without the comorbidities associated with a second surgical site, AxoGuard® Nerve Connector, a porcine submucosa extracellular matrix (“ECM”) coaptation aid for tensionless repair of severed nerves, and AxoGuard® Nerve Protector, a porcine submucosa ECM product used to wrap and protect injured peripheral nerves and reinforce the nerve reconstruction while preventing soft tissue attachments.

Avance® Nerve Graft is processed in the United States by AxoGen. AxoGuard® Nerve Connector and AxoGuard® Nerve Protector are manufactured in the United States by Cook Biotech Incorporated, and are distributed exclusively by AxoGen. AxoGen maintains its corporate offices in Alachua, Florida and is the parent of its wholly owned operating subsidiary, AxoGen Corporation.

Cautionary Statements Concerning Forward-Looking Statements

This Press Release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or predictions of future conditions, events or results based on various assumptions and management’s estimates of trends and economic factors in the markets in which we are active, as well as our business plans. Words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “projects”, “forecasts”, “continue”, “may”, “should”, “will” variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements may include, without limitation, statements regarding our growth, our projected 2014 revenue and gross margin, product development, product potential, financial performance, liquidity, sales growth, product adoption, market awareness of our products. and our visibility at and sponsorship of conferences and educational events The forward-looking statements are subject to risks and uncertainties, which may cause results to differ materially from those set forth in the statements. Forward-looking statements in this release should be evaluated together with the many uncertainties that affect AxoGen’s business and its market, particularly those discussed in the risk factors and cautionary statements in AxoGen’s filings with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those projected. The forward-looking statements are representative only as of the date they are made, and, except as required by law, AxoGen assumes no responsibility to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Source:  AxoGen, Inc.

Contact:

AxoGen, Inc.

Greg Freitag, Chief Financial Officer & General Counsel

386.462.6856

InvestorRelations@AxoGenInc.com

EVC Group

Michael Polyviou/Robert Jones — Investor Relations

212.850.6020/646.201.5447

mpolyviou@evcgroup.com; bjones@evcgroup.com

AXOGEN, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Three Months ended March 31, 2014 and 2013

(unaudited)

	2014	2013
Revenues	$3,138,256	$2,142,932
Cost of goods sold	701,300	560,243
Gross profit	2,436,956	1,582,689
Costs and expenses:
Sales and marketing	2,720,707	1,893,541
Research and development	812,615	406,943
General and administrative	1,894,776	1,605,759
Total costs and expenses	5,428,098	3,906,243
Loss from operations	(2,991,142)	(2,323,554)
Other expense:
Interest expense	(1,191,317)	(1,067,621)
Interest expense — deferred financing costs	(51,216)	(44,216)
Other expense	(5,889)	(2,117)
Total other expense	(1,248,422)	(1,113,954)
Net Loss	(4,239,564)	(3,437,508)
Net loss available to common shareholders	$(4,239,564)	$(3,437,508)
Weighted Average Common Shares outstanding — basic and diluted	17,383,786	11,124,633
Loss Per Common share — basic and diluted	$(0.24)	$(0.31)

AXOGEN, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2014	2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$16,807,753	$20,069,750
Accounts receivable	1,965,157	1,893,699
Inventory	3,466,099	3,398,438
Prepaid expenses and other	195,489	296,719
Total current assets	22,434,498	25,658,606
Property and equipment, net	543,227	381,689
Intangible assets	567,787	570,396
Deferred financing costs	1,022,363	1,073,579
	$24,567,875	$27,684,270
Liabilities and Shareholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$1,908,743	$2,083,942
Current Deferred Revenue	14,118	14,118
Total current liabilities	1,922,861	2,098,060
Note Payable — Revenue Interest Purchase Agreement	26,255,540	25,363,695
Long Term Deferred Revenue	82,311	85,882
Total liabilities	28,260,712	27,547,637
Shareholders’ equity (deficit):
Common stock, $.01 par value; 50,000,000 shares authorized; 17,445,968 and 17,339,561 shares issued and outstanding	174,459	173,395
Additional paid-in capital	72,778,043	72,369,016
Accumulated deficit	(76,645,339)	(72,405,778)
Total shareholders’ equity (deficit)	(3,692,837)	136,633
	$24,567,875	$27,684,270

AXOGEN, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Three Months ended March 31, 2014 and 2013

(unaudited)

	2014	2013
Cash flows from operating activities:
Net loss	$(4,239,564)	$(3,437,508)
Adjustments to reconcile net loss to net cash used for operating activities:

Depreciation	33,944	23,140
Amortization of intangible assets	10,955	14,687
Amortization of deferred financing costs	51,216	44,216
Share-based compensation	257,542	259,912
Stock grants	60,125	—
Interest added to note payable	891,845	858,151
Change in assets and liabilities:
Accounts receivable	(71,458)	(129,049)
Inventory	(67,661)	(269,144)
Prepaid expenses and other	101,230	45,223
Accounts payable and accrued expenses	(175,196)	(60,814)
Deferred revenue	(3,571)	—
Net cash used for operating activities	(3,150,593)	(2,651,186)

Cash flows from investing activities:
Purchase of property and equipment	(195,482)	(26,007)
Acquisition of intangible assets	(8,346)	(31,415)
Net cash used for investing activities	(203,828)	(57,422)

Cash flows from financing activities:
Proceeds from exercise of stock options	92,424	1,654
Net cash provided by financing activities	92,424	1,654

Net decrease in cash and cash equivalents	(3,261,997)	(2,706,954)
Cash and cash equivalents, beginning of year	20,069,750	13,907,401
Cash and cash equivalents, end of period	$16,807,753	$11,200,447

Supplemental disclosures of cash flow activity:
Cash paid for interest	$303,919	$172,527